EXHIBIT 32.2

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



        In connection with the Quarterly Report of Catcher Holdings, Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2005 filed with the Securities and Exchange Commission (the "Report"), I, Jeff Gilford, Chief Financial Officer of the Company, certify, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

                                            /s/ Jeff Gilford
Date:       August 12, 2005                 ----------------------------------
                                                Jeff Gilford
                                                Chief Financial Officer of
                                                Catcher Holdings, Inc.

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Catcher Holdings, Inc. and will be retained by Catcher Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.